EXHIBIT 10.6

TO:      XTRA-GOLD RESOURCES CORP. (THE "CORPORATION")

FROM:    PAUL ZYLA ("ZYLA")

                 STOCK CANCELLATION AGREEMENT AND ACKNOWLEDGMENT

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         WHEREAS Zyla acknowledges that he is the registered holder of Five
Million shares (the "XF SHARES") in the capital stock of Xtra-Gold Resources, Inc. ("XTRA FLORIDA");

         AND WHEREAS pursuant to a stock exchange transaction between Xtra Florida and the Corporation (formerly Retinapharma International Ltd. at the time of such transaction) completed on or about November 21, 2003, Zyla exchanged the XF Shares in exchange for Five Million (5,000,000) shares in the common stock of the Corporation (the "XG SHARES");

         AND WHEREAS on or about November 21, 2003, the Corporation completed a 5:1 forward stock split resulting in the XG Shares being consolidated into Twenty-five Million (25,000,000) XG Shares;

         AND WHEREAS at the time of issuance of the 25,000,000 XG Shares, the parties hereto agreed that Zyla would return a significant portion of such XG Shares to treasury for cancellation (the "STOCK Cancellation"), the amount of which would be determined and agreed to at a later date;

         AND WHEREAS the parties hereto acknowledge that the primary purpose for the Stock Cancellation of the XG Shares would be to minimize the dilution on the Corporation in the event that the Corporation issued further shares in consideration of future financings, acquisitions or other significant business transactions involving stock issuances;

         AND WHEREAS on or about December 22, 2004, the Corporation will complete an acquisition of Goldenrae Mining Company Limited ("GOLDENRAE") whereby 2,698,350 shares will be issued pro rata to note and debentureholders of Goldenrae (the "GOLDENRAE ACQUISITION");

         THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE AND AGREE that Zyla shall return to treasury for cancellation Twenty-four Million (24,000,000) of the XG Shares following completion of the Goldenrae Acquisition;

         THE UNDERSIGNED PARTIES HEREBY FURTHER ACKNOWLEDGE AND AGREE that Zyla shall not be paid any compensation for the Stock Cancellation;

         THE UNDERSIGNED PARTIES HEREBY FURTHER ACKNOWLEDGE AND AGREE that further Stock Cancellations or transfer of the remaining balance of XG Shares may occur from time to time at a consideration to be determined and agreed to between the parties at such time.

         DATED this 22nd day of December, 2004.

                                      XTRA-GOLD RESOURCES CORP.

/s/ Paul Zyla                         Per: /s/ William Edward McKechnie
    PAUL ZYLA                         WILLIAM EDWARD (TED) MCKECHNIE
                                      Director